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                                                                      Exhibit 21

              SUBSIDIARIES OF LEXINGTON CORPORATE PROPERTIES TRUST
                         (JURISDICTION OF ORGANIZATION)



Acquiport Parsippany Manager L.L.C. (Delaware)
Acquiport Sierra Manager Corp. (Delaware)
Barnhech Montgomery Associates Limited Partnership (Maryland)
Barnvyn Bakersfield Associates L.P. (California)
Barnward Brownsville Properties (New York)
Leased Properties Management, Inc. (Delaware)
Lepercq Corporate Income Fund L.P. (Delaware)
Lepercq Corporate Income Fund II L.P. (Delaware)
Lex GP-1, Inc. (Delaware)
Lex LP-1, Inc. (Delaware)
Lexington Baton Rouge L.L.C. (Louisiana)
Lexington BCBS L.L.C. (South Carolina)
Lexington Bristol L.P. (Delaware)
Lexington Bristol Manager, Inc. (Delaware)
Lexington Columbia Manager, Inc. (South Carolina)
Lexington Dulles LLC (Delaware)
Lexington Dulles Manager LLC (Delaware)
Lexington English Corp. (Delaware)
Lexington Florence LLC (Delaware)
Lexington Florence Manager LLC (Delaware)
Lexington Hampton LLC (Delaware)
Lexington Lancaster L.L.C. (Delaware)
Lexington Livonia L.L.C. (Michigan)
Lexington Memorial L.L.C. (Delaware)
Lexington Richmond LLC (Delaware)
Lexington Richmond Manger, Inc. (Delaware)
Lexington Sky Harbor LLC (Delaware)
Lexington Warren L.L.C. (Delaware)
Lexmem, Inc. (Delaware)
LXP Canton, Inc. (Delaware)
LXP Funding Corp. (Delaware)
LXP Memorial L.L.C. (Delaware)
LXP I, Inc. (Delaware)
LXP I, L.P. (Delaware)
LXP II, Inc. (Delaware)
LXP II, L.P. (Delaware)
North Tampa Associates (Florida)
North Tampa-II, Inc. (Delaware)
Phoenix Hotel Associates Limited Partnership (Arizona)
Savannah Waterfront Hotel LLC (Georgia)
Union Hills Associates (Arizona)
Union Hills Associates II (Arizona)
Union Hills, Inc. (Delaware)